Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-160821) pertaining to the Tempur Sealy International, Inc. Amended and Restated 2003 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-154966) pertaining to the Tempur Sealy International, Inc. Amended and Restated 2003 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-111545) pertaining to the Tempur Sealy International, Inc. 2003 Equity Incentive Plan, the 2003 Employee Stock Purchase Plan, and the 2002 Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-192220) pertaining to the Tempur Sealy International, Inc. 2013 Equity Incentive Plan, and

(5)	Registration Statement (Form S-4 No. 333-189063) of Tempur Sealy International, Inc.,

of our reports dated February 13, 2015, with respect to the consolidated financial statements and schedule of Tempur Sealy International, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Tempur Sealy International, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Tempur Sealy International, Inc. and Subsidiaries for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Louisville, Kentucky
February 13, 2015